Exhibit 10.1

MASTER AGREEMENT

This AGREEMENT (“Agreement”) is dated as of June 30, 2011 by and among Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), Clean Energy Capital, LLC, a Delaware limited liability company (“CEC”), Ethanol Investment Partners, LLC, a Delaware limited liability company (“EIP”), Ethanol Capital Partners, LP – Series R, a Delaware limited partnership, Ethanol Capital Partners, LP – Series T, a Delaware limited partnership, Ethanol Capital Partners, LP – Series V, a Delaware limited partnership, and Tennessee Ethanol Partners, LP, a Delaware limited partnership (each limited partnership is referred to as a “CEC Partnership” and collectively the “CEC Partnerships”; and the CEC Partnerships and EIP are collectively referred to as the “CEC Obligors”).

RECITALS:

WHEREAS, pursuant to a Settlement Agreement dated as of June 30, 2011, (as defined in Section 11 of this Agreement), ABE and CEC have settled all open issues related to (i) pending arbitration against ABE brought by Revis L. Stephenson III, a former officer of ABE, (“Stephenson Arbitration”); (ii) litigation brought by Stephenson against CEC and Scott Brittenham (“Brittenham”) , a director of ABE and an officer of CEC (the “Stephenson Lawsuit”); and (iii) the payment of legal fees by ABE in satisfaction of the claims for indemnification in the Stephenson Lawsuit by Brittenham;

WHEREAS, under the terms of the Settlement Agreement, (i) ABE agreed to pay $3.4 million to Stephenson, and (ii) CEC in its capacity as general partner of the CEC Partnerships and as sole manager of EIP agreed that the CEC Obligors will jointly and severally reimburse ABE for $450,000 of the $3.4 million; and

WHEREAS, ABE has agreed to pay legal fees and costs of Brittenham and CEC in the Stephenson Lawsuit, and the CEC Obligors have agree to reimburse ABE for a portion of these legal fees and costs.

NOW, THEREFORE, in consideration of the foregoing, ABE, CEC and the CEC Obligors hereby agree as follows:

1. Payment by ABE to Stephenson. ABE agrees that it will pay Stephenson $3.4 million pursuant to the Settlement Agreement.

2. Payment of Legal Fees and Costs.

a. ABE agrees to pay on June 30, 2011, $80,000 in legal fees and costs incurred by Brittenham and CEC in the Stephenson Lawsuit, in complete satisfaction of ABE’s indemnification obligations to Brittenham in connection with the Stephenson Lawsuit.

b. The CEC Obligors agree to reimburse ABE for $40,000 of these legal fees and costs, which fees and costs have been added to the Note (as defined below).

3. Promissory Note. Each CEC Obligor agrees to enter into the Promissory Note dated as of the date hereof for $490,000 (“Note”), in substantially the form attached as Exhibit A, representing (i) $450,000 as partial payment and reimbursement for ABE payments to Stephenson under the Settlement Agreement and in full satisfaction of all obligations owed by the CEC Obligors pursuant to the Settlement Agreement, and (ii) $40,000 for partial reimbursement to ABE for legal fees and costs of CEC, Brittenham and the CEC Obligors.

4. Pledge Agreement. Each CEC Obligor agrees to enter into and deliver to ABE a pledge agreement (the “Pledge”) in substantially the Form attached as Exhibit B and an Assignment separate from Certificate in the Form attached as Exhibit B-1.

5. Guarantee by CEC. CEC agrees to deliver to ABE a guarantee of the Note obligations of the CEC Obligors (“Guarantee”), in substantially the Form attached as Exhibit C.

6. Representations and Warranties by CEC and CEC Obligors. CEC and the CEC Obligors hereby represent, warrant and covenant to ABE, that as of the date hereof

a. Each of CEC and the CEC Obligors are duly organized, validly existing and in good standing under the laws of the State of Delaware;

b. CEC and each CEC Obligor, as appropriate, has full power and authority to execute and deliver this Agreement, the Note, the Pledge, and the Guarantee, to perform its respective obligations hereunder and under each agreement, and the individual parties signing on behalf of CEC and the CEC Obligors have been fully authorized to execute each of these documents on behalf of those parties;

c. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution and delivery of this Agreement, the Note; the Pledge, or the Guarantee, or the performance of the respective obligations thereunder;

d. Except as set forth in Section 18 of the Pledge, the entering into and performance of this Agreement and the transactions contemplated hereby do not conflict with any other agreement to which CEC or the CEC Obligors are a party; and

e . CEC and each CEC Obligor will substantially benefit from the financial accommodations provided pursuant to this Agreement.

7. Representations and Warranties by ABE. ABE hereby represents, warrants and covenants to CEC and the CEC Obligors that as of the date hereof:

a. ABE is duly organized, validly existing and in good standing under the laws of the State of Delaware;

b. ABE has the full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and the individual parties signing on behalf of ABE have been fully authorized to execute this Agreement on behalf of ABE;

c. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the payment by ABE of the amount under the Settlement Agreement or payment by ABE of the CEC legal fees and costs; and

d. The entering into and performance of this Agreement and the transactions related hereto do not conflict with any other agreement to which ABE is a party.

8. Amendments. No amendment or waiver of any provision of this Agreement or consent to any departure by ABE, CEC or any of the CEC Obligors herefrom, will in any event be effective unless the amendment, waiver or consent is in writing and signed by that party.

9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to CEC, or any of the CEC Obligors, sent by a nationally recognized overnight courier service to:

Scott Brittenham

Clean Energy Capital, LLC

5151 East Broadway

Suite 510

Tucson, AZ 85711

With a copy to

Tonya Mitchem Grindon

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

211 Commerce Street, Suite 800

Nashville, TN 37201

and, if to ABE, sent by a nationally recognized overnight courier service to ABE at:

Advanced BioEnergy, LLC

Attention: President

8000 Norman Center Drive

Suite 610

Bloomington, MN 55437

With a copy to:

Stanley J. Duran

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, MN 55402

or as to either party at such other address as shall be designated by such party in a written notice to the other party complying with the delivery terms of this Section 9. All such notices and other communications shall, when appropriately couriered, be effective when delivered by the courier.

10. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with the, laws of the State of Minnesota except as required by mandatory provisions of law.

11. Settlement Agreement; Conflicts. This Agreement, the Note, the Pledge and Guarantee, and any financing statements are being executed in connection with this Agreement, the Note, the Pledge and the Guarantee (collectively the “Loan Documents”) are being executed in connection with that certain Settlement Agreement dated as of June 30, 2011, among ABE and CEC and other parties (the “Settlement Agreement”), and the parties hereto acknowledge and agree that no release of claims under the Settlement Agreement shall release, terminate, abrogate or otherwise affect the ongoing validity or enforceability of any or all of the Loan Documents. This Agreement will become effective concurrently with the effectiveness of the Settlement Agreement. If any conflict exists between the terms of this Agreement and the Settlement Agreement, the terms of the Settlement Agreement are controlling. If any conflict exists between the terms of this Agreement and any of the other Loan Documents, then the terms of the applicable Loan Document will be controlling.

IN WITNESS WHEREOF, the ABE, CEC and the CEC Obligors have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ADVANCED BIOENERGY, LLC

	By:	/s/ Richard R. Peterson
	Name:	Richard R. Peterson
	Its:	Chief Executive Officer

CLEAN ENERGY CAPITAL, LLC

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

ETHANOL INVESTMENT PARTNERS, LLC
By:	Clean Energy Capital, LLC
Its:	Manager

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

ETHANOL CAPITAL PARTNERS, LP – SERIES R
By:	Clean Energy Capital, LLC
Its:	General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

ETHANOL CAPITAL PARTNERS, LP – SERIES T
By:	Clean Energy Capital, LLC
Its:	General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

ETHANOL CAPITAL PARTNERS, LP – SERIES V
By:	Clean Energy Capital, LLC
Its:	General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

TENNESSEE ETHANOL PARTNERS, LP
By:	Clean Energy Capital, LLC
Its:	General Partner

	By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
	Its:	President

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